   As filed with the Securities and Exchange Commission on February 17, 1998
--------------------------------------------------------------------------------

                                                           Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1934

                            ----------------------

                         CENTRAL GARDEN & PET COMPANY
            (Exact name of registrant as specified in its charter)

            ------------------------------------------------------

   DELAWARE                         5199                       68-0275553
----------------        ----------------------------     ----------------------
(State or other         (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of         Classification Code Number)      Identification Number)
incorporation or
organization)


                     3697 MT. DIABLO BOULEVARD, SUITE 310
                              LAFAYETTE, CA 94549
                                (510) 283-4573
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ----------------------------

                               WILLIAM E. BROWN
                         CENTRAL GARDEN & PET COMPANY
                           3697 MT. DIABLO BOULEVARD
                          LAFAYETTE, CALIFORNIA 94549
                                (510) 283-4573
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  COPIES TO:
                                  ----------
                                John F. Seegal
                                Brett E. Cooper
                       Orrick Herrington & Sutcliffe LLP
                       Old Federal Reserve Bank Building
                              400 Sansome Street
                     San Francisco, California  94111-3143
                                (415) 392-1122

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.

    If the only securities registered on this Form are being offered in connection with the formation of a holding company and there is compliance with general Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pusuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

                        CIRCULATION OF REGISTRATION FEE
===================================================================================================================================
                                       AMOUNT                     PROPOSED                     PROPOSED               AMOUNT OF
 TITLE OF EACH CLASS OF                TO BE                  MAXIMUM OFFERING             MAXIMUM AGGREGATE         REGISTRATION
SECURITIES TO REGISTERED            REGISTERED(1)            PRICE PER SHARE(2)            OFFERING PRICE(2)             FEE
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      2,500,000 shares               $30.188                      $75,470,000               $22,264

(1) This Registration Statement also registers all of such securities for resale.
(2) Estimated solely for purpose of calculating the registration fee and based on the average of the high and low prices of the Common Stock on the NASDAQ National Market System on February 13, 1998.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to 106,952 shares and 750,000 shares of unissued Common Stock registered under Registration Statement Nos. 333-05261 and 333-22209, respectively. Filing fees of $530.15 and $5,284.09 were paid with Registration Statement Nos. 333-333-05261 and 333-22209, respectively, with respect to such unissued Common Stock.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be a sale of any of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                SUBJECT TO COMPLETION, DATED FEBRUARY 17, 1998

                               3,356,952 Shares

                       [LOGO OF CENTRAL GARDEN & PET]

                                 Common Stock


        This Prospectus relates to 3,356,952 shares of Common Stock (the "Common Stock") which are being offered and sold by Central Garden & Pet Company (the "Company") in connection with the acquisition of businesses or assets of or interests in businesses that are engaged in lawn and garden products and/or pet supplies.

        It is anticipated that the consideration for acquisitions will consist of shares of Common Stock, cash, notes or other evidences of debt, guarantees, assumption of liabilities or a combination thereof, as determined from time to time by negotiations between the Company and the owners or controlling persons of the businesses or assets to be acquired. In addition, the Company may lease property from and enter into management agreements and consulting and noncompetition agreements with the former owners and key executive personnel of the businesses to be acquired.

        The terms of an acquisition will be determined by negotiations between the Company's representatives and the owners or controlling persons of the business or assets to be acquired. Factors taken into account in acquisitions include the established quality and reputation of the business and its management, the strategic fit with the Company, earning power, cash flow, growth potential, locations of the business to be acquired and the market value of the Common Stock of the Company when pertinent. It is anticipated that shares of Common Stock issued in any such acquisition will be valued at a price reasonably related to the current market value of the Common Stock, either at the time the terms of the acquisition are tentatively agreed upon, or at or about the time of closing, or during the period or periods prior to delivery of the shares.

        It is not expected that underwriting discounts or commissions will be paid by the Company except that finders fees may be paid to persons from time to time in connection with specific acquisitions. Any person receiving any such fees may be deemed to be an Underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        The Common Stock is traded on the NASDAQ National Market System under the symbol "CENT." The closing price of the Common Stock as reported by NASDAQ/NMS on February 13, 1998 was $30.50.

        This Prospectus may also be used in a registered resale, with the Company's prior consent, by persons who have received or will receive shares of Common Stock in connection with acquisitions and who wish to offer and sell such securities in transactions in which they may be deemed to be underwriters within the meaning of the Securities Act. Such sales may be made in the over-the-counter market or in privately negotiated transactions. The Company may require that any resales by means of this Prospectus be effect in an organized manner through securities dealers.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
        AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is      , 1998.

               OUTSTANDING SECURITIES COVERED BY THIS PROSPECTUS

        This Prospectus has also been prepared for use by persons who may receive from the Company Common Stock covered by the Registration Statement in acquisitions and who may be entitled to offer such Common Stock under circumstances requiring the use of a Prospectus (such persons being referred to under this caption as "Stockholders"); provided, however, that no Stockholder will be authorized to use this Prospectus for any offer of such Common Stock without first obtaining the consent of the Company. The Company may consent to the use of this Prospectus for a limited period of time by the Stockholders and subject to limitations and conditions which may be varied by agreement between the Company and the Stockholders. Resales of such shares may be made in the over-the-counter market or in privately negotiated transactions.

        Agreements with Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by the Company; that Stockholders enter into custody agreements with one or more banks with respect to such shares; and that sales be made only by one or more of the methods described in this Prospectus, as appropriately supplemented or amended when required. The Stockholders may be deemed to be underwriters within the meaning of the Securities Act.

        When resales are to be made through a broker or dealer selected by the Company, it is anticipated that a member firm of the New York Stock Exchange may be engaged to act as the Stockholders' agent in the sale of shares by such Stockholders. It is anticipated that the commission paid to the member firm will be the normal stock exchange commission (including negotiated commissions to the extent permissible). Sales of shares by the member firm may be made in the over-the-counter market from time to time at prices related to prices then prevailing. Any such sales may be by block trade. Any such member firm may be deemed to be an underwriter within the meaning of the Securities Act and any commissions earned by such member firm may be deemed to be underwriting discounts and commissions under the Securities Act.

                             AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission") at 450 Fifth Street N.W., Washington, D.C. 20549. Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at its principal office in Washington, D.C. and at the Regional Offices of the Commission at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy and information statements, and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval system ("EDGAR"). This Web site can be accessed at http://www.sec.gov.

        The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement may be inspected, without charge, at the principal office of the Commission or at the Regional Offices referred to above, or obtained upon payment of prescribed rates from the Public Reference Section of the Commission at its principal office. Electronic registration statements made through EDGAR are publicly available through the Commission's Web site.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934 are hereby incorporated by reference in this
Prospectus:

        (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 27, 1997;

        (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 27, 1997, its current Reports on Form 8-K filed December 8, 1997, December 29, 1997 and December 30, 1997, and its current Report on Form 8-K/A filed January 16, 1998; and

        (3) The description of the Company's capital stock in the Company's Registration Statement on Form 8-A dated March 30, 1993.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of filing of the Company's 1997 Annual Report on Form 10-K referred to above and prior to the termination of the offering of securities offered hereby shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents.

        The Company will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates.) Written or oral requests should be directed to Chief Financial Officer, Central Garden & Pet Company, 3697 Mt. Diablo Boulevard, Lafayette, CA 94549.

                                  THE COMPANY

        Central Garden & Pet Company is the leading national distributor of lawn and garden and pet supply products. The Company has grown through both acquisitions and internal expansion. In fiscal 1997, lawn and garden products accounted for approximately 71% of the Company's net sales and pet supplies accounted for approximately 29%.

        The Company was incorporated in Delaware in June 1992 and is the successor to Central Garden Supply, a California corporation which was acquired in 1980 by William E. Brown, the Company's Chairman and Chief Executive Officer. Unless the context otherwise requires, references in this Prospectus to the Company include Central Garden & Pet Company and it subsidiaries and predecessor companies. The Company's executive offices are located at 3697 Mt. Diablo Boulevard, Lafayette, California 94549, and its telephone number is (510) 283-4573.

                                USE OF PROCEEDS

        This Prospectus relates to shares of Common Stock which may be offered and issued by the Company from time to time in the acquisition of other businesses or properties. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings.

                        COMMON STOCK AND DIVIDEND DATA

        The Common Stock of the Company has been traded on the Nasdaq National Market under the symbol CENT since the Company's initial public offering on July 15, 1993. The following table sets forth, for the periods indicated, the highest and lowest closing sale prices for the Common Stock, as reported by the Nasdaq National Market.

                                                    High        Low
                                                    ----        ---
Fiscal 1996
  First Quarter.................................     9-1/2      5-1/2
  Second Quarter................................    10          8-1/8
  Third Quarter.................................    19          9-1/4
  Fourth Quarter................................    26-1/8     16-3/4
Fiscal 1997
  First Quarter.................................    24-5/8     18-7/8
  Second Quarter................................    28-3/4     16-1/8
  Third Quarter.................................    24-15/16   16-1/4
  Fourth Quarter................................    31-1/16    20-1/2
Fiscal 1998
  First Quarter.................................    32         25-3/4
  Second Quarter (through February 13, 1998)....    31-1/8     26

        As of February 13, 1998 there were approximately 117 holders of record of the Company's Common Stock and approximately 10 holders of record of the Company's Class B Stock.

        On February 13, 1998, the last reported sale price of the Common Stock on the Nasdaq National Market was $30.50.

        In each of August 1996 and 1997, the Company paid cash dividends in the amount of $45,000 to the holders of its Series A Preferred Stock. Except as mentioned in the previous sentence, the Company has not paid any cash dividends in the past. The Company currently intends to retain any earnings for use in its business and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. In addition, the Company's line of credit contains restrictions on the Company's ability to pay dividends.

              SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following selected income statement and balance sheet data of the Company as of and for each of the fiscal years in the two-year period ended December 25, 1994, the nine-month period ended September 30, 1995 and the fiscal years ended September 28, 1996 and September 27, 1997 have been derived from the Company's audited consolidated financial statements.

                                          Fiscal Year     Fiscal Year      Nine-Month      Fiscal Year     Fiscal Year
                                             Ended           Ended        Period Ended        Ended           Ended
                                          December 26,    December 25,    September 30,   September 28,   September 27,
                                              1993            1994          1995(1)            1996           1997
                                          ------------    ------------    -------------   -------------   -------------
INCOME STATEMENT DATA:
Net Sales..............................   $  334,682      $  421,427      $  373,734      $  619,622      $  841,007
Cost of goods sold and occupancy.......      278,746         354,096         316,832         535,189         694,925
                                          ----------      ----------      ----------      ----------      ----------
     Gross profit......................       55,936          67,331          56,902          84,433         146,082
Selling, general and administrative
     expenses..........................       44,702          58,489          48,075          66,945         109,160
                                          ----------      ----------      ----------      ----------      ----------
Income from operations.................       11,234           8,842           8,827          17,488          36,922
Interest expense - net.................       (3,751)         (5,642)         (5,891)         (4,061)         (6,554)
Other income (expense) - net...........         (878)           (859)           (953)          1,038               -
                                          ----------      ----------      ----------      ----------      ----------
Income before income taxes and
     minority interest.................        6,605           2,341           1,983          14,465          30,368
Income tax expense.....................        2,637             936             904           6,017          12,765
                                          ----------      ----------      ----------      ----------      ----------
Income before minority interest........        3,968           1,405           1,079           8,448          17,603
Minority interest......................           26              -                -               -               -
                                          ----------      ----------      ----------      ----------      ----------
Net income.............................   $    3,994      $    1,405      $    1,079      $    8,448      $   17,603
                                          ==========      ==========      ==========      ==========      ==========
Net income per common and common
     equivalent share (2)
        Diluted (3)....................                                   $     0.18      $     0.71      $     1.07
        Basic..........................   $     0.83      $     0.24      $     0.19      $     0.74      $     1.11
Weighted average shares outstanding (2)
        Diluted (3)....................                                        5,972          11,802          19,958
        Basic..........................        4,789           5,947           5,774          11,430          15,831

                                        December 26,    December 25,    September 30,   September 28,   September 27,
                                            1993            1994            1995             1996           1997
                                        ------------    ------------    -------------   -------------   -------------
BALANCE SHEET DATA:
Working capital......................   $   26,719      $   21,003      $   25,316      $   95,670      $  253,926
Total assets.........................      143,748         173,953         142,680         283,664         559,043
Short-term borrowings................       32,162          44,995          39,670          29,508              72
Long-term borrowings.................        8,804           7,019          11,130           7,635         115,200
Shareholders' equity.................       35,359          36,376          38,402         129,559         281,807

---------------------
(1) In 1995, the Company changed its fiscal year end to the last Saturday in September. Accordingly, the fiscal period ended September 30, 1995 was a nine-month period.

(2) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128 in the first quarter of the fiscal year ending September 26, 1998. All share and per share amounts have been restated in accordance with the provisions of SFAS No. 128.

(3) For periods not presented diluted amounts were equal to basic as common stock equivalents were anti-dilutive.

                         DESCRIPTION OF CAPITAL STOCK

        As of the date of this Prospectus, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock ("Common Stock"), 3,000,000 shares of Class B Stock ("Class B Stock") and 1,000 shares of Preferred Stock ("Preferred Stock"). In December 1997, the Board of Directors approved an increase in the number of authorized shares of Common Stock to 80,000,000 shares and Preferred Stock to 1,000,000 shares, subject to stockholder approval at the Company's Annual Meeting of Stockholders on February 23, 1998.

        The following description of the Company's capital stock does not purport to be complete and is subject to and is qualified in its entirety by the description of the Company's capital stock contained in the Company's Certificate of Incorporation, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Reference is made to such exhibit for a detailed description of the provisions thereof summarized below.

COMMON STOCK AND CLASS B STOCK

        Voting, Dividend and Other Rights. The voting powers, preferences and relative rights of the Common Stock and the Class B Stock are identical in all respects, except that (i) the holders of Common Stock are entitled to one vote per share and the holders of Class B Stock are entitled to the lesser of ten votes per shares or 49% of the total votes cast, (ii) stock dividends on Common Stock may be paid only in shares of Common Stock and stock dividends on Class B Stock may be paid only in shares of Class B Stock and (iii) shares of Class B Stock have certain conversion rights and are subject to certain restrictions on ownership and transfer described below under "Conversion Rights and Restrictions on Transfer of Class B Stock." Except as described above, issuances of additional shares of Class B Stock and modifications of the terms of the Class B Stock require the approval of a majority of the holders of the Common Stock and Class B Stock, voting as separate classes. The Certificate of Incorporation cannot be modified, revised or amended without the affirmative vote of the majority of outstanding shares of Common Stock and Class B Stock, voting separately as a class. Except as described above or as required by law, holders of Common Stock and Class B Stock vote together on all matters presented to the stockholders for their vote or approval, including the election of directors. The stockholders are not entitled to vote cumulatively for the election of directors.

        Each share of Common Stock and Class B Stock is entitled to receive dividends if, as and when declared by the Board of Directors of the Company out of funds legally available therefor. The Common Stock and Class B Stock share equally, on a share-for-share basis, in any cash dividends declared by the Board of Directors.

        Stockholders of the Company have no preemptive or other rights to subscribe for additional shares. Subject to any rights of holders of any Preferred Stock, all holders of Common Stock and Class B Stock, regardless of class, are entitled to share equally on a share-for-share basis in any assets available for distribution to stockholders on liquidation, dissolution or winding up of the Company. No Common Stock or Class B Stock is subject to redemption or a sinking fund. All shares of Common Stock offered hereby will be, when so issued or sold, validly issued, fully paid and nonassessable.

        Conversion Rights and Restrictions on Transfer of Class B Stock. The Common Stock has no conversion rights. However, at the option of the holder, each share of Class B Stock is convertible at any time and from time to time into one share of Common Stock. If at any time the holders of a majority of outstanding shares of Class B Stock vote to convert the outstanding shares of Class B Stock to Common Stock, then all outstanding shares of Class B Stock shall be deemed automatically converted into shares of Common Stock.

        The Company's Certificate of Incorporation provides that any holder of shares of Common B Stock desiring to transfer such shares to a person other than a Permitted Transferee (as defined below) must present such shares to the Company for conversion into an equal number of shares of Common Stock upon such transfer. Thereafter, such shares of Common Stock may be freely transferred to persons other than Permitted Transferees, subject to applicable securities law.

        Shares of Class B Common Stock may not be transferred except generally to family members, certain trusts, heirs and devisees (collectively, "Permitted Transferees"). Upon any sale or transfer of ownership or voting rights to a transferee other than a Permitted Transferee or to the extent an entity no longer remains a Permitted Transferee, such shares of Class B Stock will automatically convert into equal number of shares of Common Stock. Accordingly, no trading market is expected to develop in the Class B Stock and the Class B Stock will not be listed or traded on any exchange or in any market.

        Effects of Disproportionate Voting Rights. The Disproportionate voting rights of the Common Stock and Class B Stock could have an adverse effect on the market price of the Common Stock. Such disproportionate voting rights may make the Company a less attractive target for a takeover than it otherwise might be, or render more difficult or discourage a merger proposal, a tender offer or a proxy contest, even if such actions were favored by stockholders of the Company other than the holders of the Class B Stock. Accordingly, such disproportionate voting rights may deprive holders of Common Stock of an opportunity to sell their shares at a premium over prevailing market prices, since takeover bids frequently involve purchases of stock directly from shareholders at such a premium price.

PREFERRED STOCK

        The Board of Directors has the authority to cause the Company to issue up to 1,000 shares of Preferred Sock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of the Common Stock.

        In July 1995, the Company issued 100 shares of Series A Preferred Sock to Monsanto Company, of which Solaris is a strategic business unit. The Series A Preferred Stock is entitled to receive a cumulative 5% annual cash dividend which must be paid prior to the declaration or payment of any dividends on the Common Stock. Each share of Series A Preferred Stock is entitled to a liquidation preference of $9,000 per share, is convertible into 1,000 shares of Common Stock, votes together with the Common Stock and has a number of votes equal to the number of shares of Common Stock into which it is convertible.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

        The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits under certain circumstances, a Delaware corporation whose stock is publicly traded or held in record by more than 2,000 stockholders, from engaging in a "business combination" with an "interested stockholder" for a period of 3 years after the date of the transaction which the person became an interested stockholder, unless (i) the corporation has elected in its certificate of incorporation or bylaws not to be governed by this Delaware law (the Company has not made such an election); (ii) prior to the time the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder,
(iii) the stockholder owned at least 85% of the outstanding voting stock of the corporation (excluding shares held by directors who were also officers or held in certain employee stock plans) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder or (iv) the business combination was approved by the board of directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). "Interested stockholder" is a person who, together with affiliates and associates, owns (or, if such person is an affiliate or associate of the corporation, any time within the prior three years did own) 15% or more of the corporation's outstanding voting stock. The term "business combination" is defined generally to include mergers, consolidations, stock sales, asset based transactions, and other transactions resulting in a financial benefit to the interested stockholder.

TRANSFER AGENT AND REGISTRAR

        ChaseMellon Shareholder Services, L.L.C. is the transfer agent and registrar for the Company's Common Stock.

                                 LEGAL MATTERS

The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

                                    EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended September 27, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

================================================================================
        No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in the Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any selling stockholder. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.

                               ________________

                               TABLE OF CONTENTS

Outstanding Securities Covered by This Prospectus.....................  2
Available Information.................................................  2
Incorporation of Certain Information by Reference.....................  3
The Company...........................................................  3
Use of Proceeds.......................................................  3
Common Stock and Dividend Data........................................  4
Selected Consolidated Financial and Operating Data....................  5
Description of Capital Stock..........................................  6
Legal Matters.........................................................  8
Experts...............................................................  8

================================================================================



                               3,356,952 Shares


                        [LOGO OF CENTRAL GARDEN & PET]


                                 COMMON STOCK


                                  ----------

                                  PROSPECTUS

                                  ----------


                                   , 1998


================================================================================

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
           -----------------------------------------

           Article SIXTH, Section 2 of the Registrant's Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of the Registrant's Bylaws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933.

           The Registrant has entered into indemnification agreements with each director which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

Item 21.  Exhibits and Financial Statement Schedules.
          -------------------------------------------

          (a) Exhibits

                Exhibit
                Number    Exhibit
                -------   -------
                3.1       Third Amended and Restated Certificate of Incorporation
                          (Incorporated by reference from Exhibit 3.1 to Registration
                          Statement No. 33-98544).

                3.2       Copy of Registrant's Bylaws (Incorporated by reference from
                          Exhibit 3.2 to Registration Statement No. 33-48070).

                4.1       Specimen Common Stock Certificate (Incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-48070).

                5.1       Opinion of Orrick, Herrington & Sutcliffe LLP as to legality of
                          Common Stock, including consent.

                23.1      Independent Auditors' Consent.

                23.2      Consent of Orrick, Herrington & Sutcliffe LLP (See Exhibit 5.1).

                24.1      Powers of Attorney (see Page II-3).

Item 22.  Undertakings
          ------------

        A. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in
Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        B. The undersigned registrant hereby undertakes to do the following, to the extent that such actions are required by the rules and regulations of the Securities and Exchange Commission:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        C. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        D.      (1)     The undersigned registrant hereby undertakes as follows:
that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                (2) The registrant undertakes that to the extent required by the rules and regulations of the Securities and Exchange Commission, every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or
(ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415
(    230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

        E. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Central Garden & Pet Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California, on February 17, 1998.


                                        CENTRAL GARDEN & PET COMPANY


                                        By: /s/  William E. Brown
                                        -------------------------
                                        William E. Brown

                                        (Chairman of the Board of Directors,
                                        Chief Executive Officer and President)


                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints William E. Brown and Glenn W. Novotny, or either of them, each with the power of substitution, his attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                         Capacity                             Date
---------                                         --------                             ----
/s/William E. Brown                Chairman of the Board of Directors and              February 17, 1998
-------------------                       Chief Executive Officer
William E. Brown                       (Principal Executive Officer)

/s/ Robert B. Jones                Vice President and Chief Financial Officer          February 17, 1998
-------------------                (Principal Financial Officer and Principal
Robert B. Jones                              Accounting Officer)

/s/ Glenn W. Novotny                       Director and President                      February 17, 1998
--------------------
Glenn W. Novotny

/s/ Daniel P. Hogan, Jr.                         Director                              February 17, 1998
------------------------
Daniel P. Hogan, Jr.

/s/ Lee D. Hines, Jr.                            Director                              February 17, 1998
---------------------
Lee D. Hines, Jr.

                                 EXHIBIT INDEX

Exhibit
Number          Exhibit                                         Page
-------         -------                                         ----
3.1             Third Amended and Restated Certificate of
                Incorporation (Incorporated by reference
                from Exhibit 3.1 to Registration
                Statement No. 33-98544).

3.2 Copy of Registrant's Bylaws (Incorporated by reference from Exhibit 3.2 to Registration Statement No. 33-48070).

4.1             Specimen Common Stock Certificate
                (Incorporated by reference from Exhibit 4.1 to Registration Statement No. 33-48070).

5.1             Opinion of Orrick, Herrington & Sutcliffe
                LLP as to legality of Common Stock,
                including consent.

23.1            Independent Auditors' Consent.

23.2            Consent of Orrick, Herrington &
                Sutcliffe LLP (See Exhibit 5.1).

24.1            Powers of Attorney (see Page II-3).